This document is important and requires your immediate attention. It should be read in conjunction with the Original Offer and Circular (as defined herein) and the Original Notice of Variation (as defined herein). If you are in doubt as to how to deal with it, you should consult your investment dealer, broker, lawyer or other professional advisor.

Neither this Notice of Variation and Extension, the Original Offer and Circular (as defined herein) nor the Original Notice of Variation (as defined herein) has been approved by any securities regulatory authority nor has any securities regulatory authority passed upon the fairness or merits of the Offer or upon the adequacy of the information contained in this document. Any representation to the contrary is an offence. Shareholders in the United States should read the “Notice to CanniMed Shareholders in the United States” in the Original Notice of Variation.

This document does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, CanniMed Shareholders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction. However, the Offeror may, in its sole discretion, take such action as it may deem necessary to extend the Offer to CanniMed Shareholders in any such jurisdiction.

March 9, 2018

NOTICE OF VARIATION AND EXTENSION

RELATING TO THE

AURORA CANNABIS INC.

OFFER TO PURCHASE ALL OF THE COMMON SHARES OF

CANNIMED THERAPEUTICS INC.

on the basis of, at the election of each holder of a common share of CanniMed Therapeutics Inc.:

(a)	3.40 common shares of Aurora Cannabis Inc. (the “Share Alternative”);
(b)	$43.00 in cash (“Cash Alternative”); or
(c)	any combination thereof (the “Share and Cash Alternative”)

for each common share of CanniMed Therapeutics Inc., as provided in the Original Notice of Variation.

The Cash Alternative and Share and Cash Alternative are subject to proration of maximum aggregate cash consideration of $140,000,000.

Aurora Cannabis Inc. (“Aurora” or the “Offeror”) has prepared this notice of variation and extension (the “Notice of Variation and Extension”) to give notice that it is extending its offer to purchase all of the outstanding common shares (the “CanniMed Shares”) of CanniMed Therapeutics Inc. (“CanniMed”), described in its offer to purchase dated November 24, 2017 (the “Original Offer”) and in the takeover bid circular of Aurora that accompanied the Original Offer, as amended by the notice of change (the “Notice of Change”) dated January 12, 2018 (the “Circular”, and, together with the Original Offer, the “Original Offer and Circular”), as amended by the Offeror’s notice of variation dated February 5, 2018 (the “Original Notice of Variation”). On March 9, 2018, with all of the conditions to the Offer having been met, Aurora determined to take up the 17,847,341 CanniMed Shares deposited to date, which, together with the 700,600 CanniMed Shares already owned the Offeror, represented 70.66% of the outstanding CanniMed Shares. In accordance with National Instrument 62-104 Take-Over Bids and Issuer Bids, the Offer is being amended to extend the expiry time of the Offer to 11:59 p.m. (Pacific time) on March 24, 2018 (the “Expiry Time”).

THE OFFER HAS BEEN EXTENDED AND IS NOW OPEN FOR ACCEPTANCE UNTIL 11:59 P.M. (PACIFIC TIME) ON MARCH 24, 2018.

Aurora is required (under applicable Canadian Securities Laws) to extend the period during which CanniMed Shares may be tendered to the Offer for a period of not less than ten (10) days (the “Mandatory Extension Period”) after the date of this Notice of Variation and Extension as: each of the conditions to the Offer have been satisfied or waived by Aurora; the initial deposit period under the Offer expired as of 11:59 p.m. (Pacific time) on March 9, 2018; and more than 50% of the outstanding CanniMed Shares, excluding those beneficially owned (or over which control or direction is exercised) by Aurora or by any person acting jointly or in concert with Aurora, have been deposited under the Offer and not withdrawn.

ALL OF THE CONDITIONS OF THE OFFER HAVE BEEN SATISFIED OR WAIVED AND 17.847,341 CANNIMED SHARES (OR APPROXIMATELY 70.66% OF THE OUTSTANDING CANNIMED SHARES) HAVE BEEN TAKEN-UP BY AURORA UNDER THE OFFER TO THE DATE HEREOF.

This Notice of Variation and Extension should be read in conjunction with the Original Offer and Circular and the Original Notice of Variation. Except as otherwise set forth herein, the terms and conditions previously set forth in the Original Offer and Circular continue to be applicable in all respects. All references to the “Offer’’ in the Original Offer and Circular, the Original Notice of Variation and this Notice of Variation and Extension mean the Original Offer as amended by the Original Notice of Variation and hereby, and all references in such documents to the ‘‘Circular’’ or the ‘‘Offer and Circular’’ mean the Original Offer and Circular as amended by the Original Notice of Variation and hereby. Unless the context requires otherwise, capitalized terms used herein but not defined herein that are defined in the Original Offer and Circular and the Original Notice of Variation have the respective meanings given to them in the Original Offer and Circular and the Original Notice of Variation.

How to Accept the Offer

CanniMed shareholders (the “CanniMed Shareholders”) who have validly deposited and not withdrawn their CanniMed Shares need take no further action to accept the Offer. CanniMed Shareholders whose CanniMed Shares are registered in their name and who wish to accept the Offer must properly complete and execute the Amended Letter of Transmittal that accompanied the Original Notice of Variation (printed on BLUE paper) or a manually executed facsimile thereof, and deposit it, at or prior to the Expiry Time, together with the DRS statement(s) representing their CanniMed Shares, with the depository for the Offer, Laurel Hill Advisory Group (“Laurel Hill” or the “Depository and Information Agent”) in accordance with the instructions in the Amended Letter of Transmittal. Alternatively, CanniMed Shareholders may follow the procedure for Book based Transfer set forth in Section 3 of the Original Offer “Manner of Acceptance - Procedure for Book-based Transfer”.

CanniMed Shareholders whose CanniMed Shares are held on their behalf, or for their account, by an investment dealer, broker, bank, trust company or other intermediary, should contact their intermediary directly if they wish to accept the Offer. Intermediaries will likely establish tendering cut-off times that are up to 48 hours prior to the Expiry Time. As a result, CanniMed Shareholders who wish to tender their CanniMed Shares to the Offer and whose CanniMed Shares are held through an intermediary should promptly and carefully follow the instructions provided to them by their investment dealer, broker, bank, trust company or other intermediary.

Shareholder Questions

Questions and requests for assistance may be directed to Laurel Hill. Additional copies of the Offer Documents and the Amended Letter of Transmittal may also be obtained without charge from Laurel Hill. Contact details may be found on the back page of this document. Copies of this document and related materials may also be found on Aurora’s website at www.auroramj.com or on CanniMed’s SEDAR profile at www.sedar.com. This SEDAR website address is provided for informational purposes only and no information contained on, or accessible from, this website is incorporated by reference in this document unless otherwise expressly noted herein.

(ii)

No broker, dealer, salesperson or other person has been authorized to give any information or make any representation other than those contained in this Notice of Variation and Extension, the Original Offer and Circular or the Original Notice of Variation, and, if given or made, such information or representation must not be relied upon as having been authorized by the Offeror.

QUESTIONS MAY BE DIRECTED TO THE INFORMATION AGENT

Laurel Hill Advisory Group
70 University Avenue, Suite 1440
Toronto, ON M5J 2M4

North American Toll Free Phone: 1-877-452-7184
Outside of North America: 1-416-304-0211
Facsimile: 1-416-646-2415
E-mail: assistance@laurelhill.com

(iii)

NOTICE OF VARIATION AND EXTENSION

This Notice of Variation and Extension extends the time during which CanniMed Shareholders may tender their CanniMed Shares under the Offer. Except as otherwise set out in this Notice of Variation and Extension, the information, terms and conditions set out in the Original Offer and Circular, the Original Notice of Variation, and the Amended Letter of Transmittal continue to be applicable in all respects. All references to the ‘‘Offer’’ in the Original Offer and Circular, the Original Notice of Variation and this Notice of Variation and Extension mean the Original Offer as amended hereby and by the Original Notice of Variation and all references in such documents to the ‘‘Offer’’ and/or ‘‘Circular’’ mean the Original Offer and the Circular as amended hereby and by the Original Notice of Variation.

MARCH 9, 2018

1.	VARIATION AND EXTENSION OF THE OFFER

With effect as of 11:59 p.m. (Pacific time) on March 9, 2018, the Offeror extended the time for acceptance of the Offer until 11:59 p.m. (Pacific time) on March 24, 2018, or until such later time and date as may be fixed by the Offeror from time to time pursuant to Section 5 of the Offer to Purchase, “Acceleration, Extension and Variation of the Offer”.

Accordingly, the “Expiry Time” of the Offer is now 11:59 p.m. (Pacific time) on March 24, 2018 subject to further extension of the Offer by the Offeror from time to time pursuant to Section 5 of the Offer to Purchase, “Acceleration, Extension and Variation of the Offer”. If the Offeror elects to further extend the period during which CanniMed Shareholders may tender their CanniMed Shares under the Offer, it will publicly announce details of the extension, as required by applicable Canadian Securities Laws, and will mail a copy of the notice of extension to registered CanniMed Shareholders who are entitled to receive notice under applicable Canadian Securities Laws.

In addition, all references to March 9, 2018 in the Original Offer and Circular, Original Notice of Variation, and Amended Letter of Transmittal to the Expiry Time are amended to refer to March 24, 2018.

Other than as described in this Notice of Variation and Extension, the other terms of the Offer remain unchanged.

2.	MANNER OF ACCEPTANCE

CanniMed Shares not previously tendered to the Offer may be deposited under the Offer in accordance with Section 7 of the Original Notice of Variation, “Manner of Acceptance”. CanniMed Shareholders should tender their CanniMed Shares to the Offer by using the Amended Letter of Transmittal.

3.	TAKE-UP AND PAYMENT FOR DEPOSITED CANNIMED SHARES

As of 11:59 p.m. (Pacific time) on March 8, 2018, a total of 17,847,341 CanniMed Shares, representing 70.66% of the outstanding CanniMed Shares, had been deposited to the Offer and not withdrawn. With all of the conditions to the Offer having been met, Aurora will immediately take up the deposited CanniMed Shares and pay for the CanniMed Shares taken up as soon as possible and in any event not later than 3 business days after the CanniMed Shares are taken up. Pursuant to elections made by the CanniMed Shareholders, Aurora will issue approximately 50.6 million Aurora Shares and pay approximately $98 million in cash. Aurora will take up and pay for the CanniMed Shares in the manner set out in Section 8 of the Original Notice of Variation, “Take-up and Payment for Deposited CanniMed Shares” and as required by applicable Canadian Securities Laws.

For CanniMed Shares deposited after 11:59 p.m. (Pacific time) on March 8, 2018, during the Mandatory Extension Period, Aurora will take up and pay for such CanniMed Shares validly deposited under the Offer in the manner set out in Section 8 of the Original Notice of Variation, “Take-up and Payment for Deposited CanniMed Shares” and as required by applicable Canadian Securities Laws.

4.	RIGHT TO WITHDRAW DEPOSITED CANNIMED SHARES

CanniMed Shareholders have the right to withdraw CanniMed Shares deposited under the Offer in the manner set forth in Section 6 of the Original Offer, ‘‘Withdrawal of Deposited CanniMed Shares’’.

5.	CONSEQUENTIAL AMENDMENTS TO THE ORIGINAL OFFER AND CIRCULAR AND OTHER DOCUMENTS

The Original Offer and Circular, Original Notice of Variation and Amended Letter of Transmittal shall be read together with this Notice of Variation and Extension and are hereby amended to the extent necessary to reflect the amendments contemplated by, and the information contained in, this Notice of Variation and Extension. Except as otherwise set forth in or amended by this Notice of Variation and Extension, the terms and conditions of the Offer and the information in the Original Offer and Circular, Original Notice of Variation and Amended Letter of Transmittal continue to be applicable in all respects.

6.	NOTICE AND DELIVERY

The Original Offer and Circular, the Notice of Change, the Original Notice of Variation, the Letter of Transmittal that accompanied the Original Offer and Circular, the Amended Letter of Transmittal that accompanied the Original Notice of Variation were, and this Notice of Variation and Extension is being sent to registered owners of CanniMed Shares. The Offeror does not intend to send this Notice of Variation and Extension to non-registered owners of CanniMed Shares generally, but may determine to send this Notice of Variation and Extension to selected non-registered owners of CanniMed Shares in response to requests or otherwise. If you are a non-registered owner of CanniMed Shares, and the Offeror or its agent has sent these materials directly to you, your name and address and information about your holdings of CanniMed Shares have been obtained, in accordance with applicable regulatory requirements, from the intermediary holding such securities on your behalf.

7.	STATUTORY RIGHTS

Securities legislation of the provinces and territories of Canada provides CanniMed Shareholders with, in addition to any other rights they may have at law, one or more rights of rescission, price revision or to damages if there is a misrepresentation in a circular or notice that is required to be delivered to those security holders. However, such rights must be exercised within prescribed time limits. CanniMed Shareholders should refer to the applicable provisions of the securities legislation of their province or territory for particulars of those rights or consult a lawyer.

8.	DIRECTORS’ APPROVAL

The contents of this Notice of Variation and Extension have been approved and the sending thereof to the CanniMed Shareholders has been authorized by the Aurora Board.

FORWARD-LOOKING STATEMENTS

This Notice of Variation and Extension contains certain forward-looking information (referred to herein as “forward-looking statements”). Forward-looking statements are often, but not always, identified by the use of words such as “anticipate”, “believe”, “plan”, “scheduled”, “intend”, “objective”, “continuous”, “ongoing”, “estimate”, “expect”, “may”, “will”, “project”, “should”, or similar words suggesting future events, circumstances or outcomes.

In particular, this Notice of Variation and Extension contains forward-looking information concerning the Original Offer and Original Notice of Variation, and other statements that are not historical facts, in addition to certain statements and information contained elsewhere in this document and in the documents incorporated by reference concerning the business, operations and financial performance and condition of the Offeror and CanniMed that are not historical facts and are forward-looking statements or forward-looking information within the meaning of applicable securities laws. All such forward-looking statements are subject to important risks, uncertainties and assumptions. It is important to know that:

•	unless otherwise indicated, forward-looking statements in this document describe the Offeror’s expectations as at March 9, 2018 and, accordingly, are subject to change after such date;

•	forward-looking statements in the documents incorporated by reference herein are as at the dates specified in the applicable documents and are expressly qualified by the statements made therein;

•

the Offeror’s actual results and events could differ materially from those expressed or implied in the forward-looking statements in this document or documents incorporated by reference herein, if known or unknown risks affect the business of the Offeror, or if its estimates or assumptions turn out to be inaccurate. As a result, the Offeror cannot guarantee that the results or events expressed or implied in any forward-looking statement will materialize, and accordingly, you are cautioned against relying on these forward-looking statements; and

•

the Offeror disclaims any intention and assumes no obligation to update or revise any forward -looking statement even if new information becomes available, as a result of future events or for any other reason, except in accordance with applicable Canadian Securities Laws.

Forward-looking statements are based upon, among other things, the opinions and expectations of management of the Offeror as at the effective date of such statements and, in some cases, information supplied by third parties. Although the Offeror believes the opinions and expectations reflected in such forward-looking statements are based upon reasonable assumptions and that information received from third parties is reliable, it can give no assurance that those opinions and expectations will prove to have been correct. The Offeror made a number of assumptions in making forward-looking statements in the Original Offer, the Circular and the Original Notice of Variation, including the documents incorporated by reference.

Forward-looking information respecting the Offer, various terms of the Offer and the anticipated timing of certain steps or events associated with the Offer is based upon various assumptions and factors, including publicly reported financial information concerning CanniMed, publicly reported information concerning the number of outstanding CanniMed Shares and the number of options and other convertible or exchangeable rights and securities granted by CanniMed (entitling holders thereof to acquire CanniMed Shares), advice from professional advisors with respect to statutorily mandated time frames for various applications and steps/events associated with the Offer, that CanniMed has made full and accurate disclosure of all material information concerning CanniMed in accordance with applicable Canadian Securities Laws (including disclosure of all material contracts and existing and potential contingent liabilities) and that there have been no material changes in the business, affairs, capital, prospects or assets of CanniMed. Forward-looking information concerning possible synergies and efficiencies that may be achieved upon a combination of the businesses of the Offeror and CanniMed and other benefits of a combination of the businesses of the Offeror and CanniMed is based upon various assumptions and factors, including (in addition to assumptions and factors noted above and elsewhere in this document), financial information of CanniMed available through publicly filed documents and the Offeror’s general industry knowledge and experience. Forward-looking information concerning the business and geographical diversification that may be achieved upon a combination of the businesses of the Offeror and CanniMed is based upon various assumptions and factors, including (in addition to assumptions and factors noted above and elsewhere in this document) publicly available information concerning the location and size of various CanniMed operating facilities and the Offeror’s general industry knowledge and experience. Forward-looking information concerning the anticipated market capitalization of the Offeror following successful completion of the Offer is based upon various assumptions and factors including the current market capitalization of both the Offeror and CanniMed, advice from the Offeror’s financial advisor, the absence of market disruptions that would affect the trading price ofAurora Shares and the absence of material adverse changes or developments affecting the Offeror or CanniMed.

Additional risk factors could cause actual results or events to differ materially from the results or outcomes expressed or implied by the forward-looking statements in this document and various documents incorporated by reference herein. For a discussion regarding such risks, see, in particular, the sections of the Circular entitled “Purpose of the Offer and Plans for CanniMed”, “Certain Information Concerning Securities of the Offeror”, “Regulatory Matters” and “Risk Factors”, as well as the information contained under the heading “Risk Factors” in each of the documents incorporated by reference. The Offeror cautions you that the risks described or referenced in this section are not the only ones that could affect the Offer or the Offeror. Additional risks and uncertainties not presently known by the Offeror or that the Offeror currently believes are not material may also materially and adversely affect the receipt of the Regulatory Approvals, the satisfaction or waiver by the Offeror of any of the conditions of the Offer, the successful completion of the Offer or the business, operations, financial condition, financial performance, cash flows, reputation or prospects of the Offeror. Except as otherwise indicated by the Offeror, forward-looking statements do not reflect the potential impact of any special initiatives or of any dispositions, monetizations, mergers, acquisitions, other business combinations or other transactions that may be announced or that may occur after March 9, 2018. The financial impact of any such special initiatives or transactions may be complex and will depend on the facts particular to each of them. The Offeror, therefore, cannot describe the expected effects in a meaningful way or in the same way it presents known risks affecting its business. Forward-looking statements are presented herein for the purpose of providing information about the Offeror and the Offer and its anticipated impacts.

INFORMATION CONCERNING CANNIMED

Except as otherwise expressly indicated herein, the information concerning CanniMed contained in the Original Offer and Circular and the Original Notice of Variation has been taken from and is based solely upon CanniMed’s public disclosure, including disclosure on file with the Canadian securities regulatory authorities. CanniMed has not reviewed the Original Offer and Circular and the Original Notice of Variation and has not confirmed the accuracy and completeness of the information in respect of CanniMed contained in the Original Offer and Circular and the Original Notice of Variation. Although Aurora has no knowledge that would indicate that any information or statements contained in the Original Offer and Circular and the Original Notice of Variation concerning CanniMed taken from, or based upon, such public disclosure contain any untrue statement of a material fact or omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made, neither Aurora nor any directors or officers of Aurora have verified, nor do they assume any responsibility for, the accuracy or completeness of such information or statements or for any failure by CanniMed to disclose events or facts which may have occurred or which may affect the significance or accuracy of any such information or statements but which are unknown to Aurora.

GENERAL INFORMATION

Calculations of percentage amounts or amounts per CanniMed Share set forth in this Notice of Variation and Extension are based on 24,834,298 CanniMed Shares outstanding on a non-diluted basis and 25,259,022 CanniMed Share outstanding on a fully-diluted basis as of the close of business on March 8, 2018.

Unless otherwise noted herein, all references to “$” in this Notice of Variation and Extension mean Canadian dollars.

NOTICE TO CANNIMED SHAREHOLDERS IN THE UNITED STATES

The Offer is being made for the securities of a Canadian foreign private issuer that does not have securities registered under Section 12 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, the Offer is not subject to Section 14(d) of the Exchange Act, or Regulation 14D promulgated thereunder.

The Aurora Shares offered as consideration under the Offer are being offered pursuant to an exemption from the registration requirements of the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “US Securities Act”), provided by Rule 802 thereunder. No Aurora Shares will be delivered in the United States or for the account or for the benefit of a person in the United States, unless the Offeror is satisfied that such Aurora Shares may be delivered in the relevant jurisdiction in reliance upon available exemptions from the registration requirements of the US Securities Act and the securities Laws of the relevant United States state or other local jurisdiction, or on a basis otherwise determined to be acceptable to the Offeror in its sole discretion, and without subjecting the Offeror to any registration or similar requirements.

US CanniMed Shareholders that hold “restricted securities” as defined in Rule 144 under the US Securities Act will receive Aurora Shares that are restricted to the same extent, including legends, and proportion that the Aurora Shares held by US Aurora Shareholders are restricted securities. Restricted securities may be offered, sold, pledged or otherwise transferred, directly or indirectly, only pursuant to a subsequent registration statement or an exemption or exclusion from the registration requirements of the US Securities Act and applicable state securities Laws.

On November 27, 2017, the Offeror furnished to the United States Securities and Exchange Commission (the “SEC”) a Form CB – Tender Offer/Rights Offering Notification Form (a “Form CB”) in respect of the offer and the sale of the Aurora Shares as described in the Original Offer and the Offeror’s takeover bid circular that accompanied the Original Offer (the “Original Circular”). On January 16, 2018, the Offeror furnished to the SEC as an exhibit to Amendment No. 1 a Notice of Change dated January 12, 2018, which revised and updated certain information contained in the Original Offer and the Original Circular. This Notice of Variation and Extension (i) amends the terms set out in the Original Offer, (ii) updates certain information set out in the Original Offer and the Original Circular, as amended by the Notice of Change; and (iii) amends the letter of transmittal and exercise form to accommodate the election of the CanniMed Shareholders to receive Aurora Shares, cash, or a combination thereof, subject to pro ration. On February 7, 2018 the Offeror furnished the Original Notice of Variation to the SEC as an exhibit to Amendment No. 5 to the Form CB.

The Offeror will furnish this Notice of Variation and Extension to the SEC as an exhibit to Amendment No. 7 to the Form CB. The Offeror has mailed this Notice of Variation and Extension to CanniMed Shareholders. CanniMed Shareholders are urged to read this Notice of Variation and Extension and any other relevant documents to be filed with the SEC because they will contain important information. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov. In addition, documents filed with the SEC by the Offeror will be available free of charge from the Offeror. You should direct requests for documents to Laurel Hill Advisory Group, 70 University Avenue, Suite 1440, Toronto, Ontario, M5J 2M4, North American Toll Free Phone: 1-877-452-7184, outside North America Phone: 1-416-304-0211. To obtain timely delivery, such documents should be requested not later than five (5) business days prior to the Expiry Time (as defined herein).

The Offer is being conducted in accordance with Rule 802, Section 14(e) of the Exchange Act and Regulation 14E promulgated thereunder. The Offeror, a Canadian foreign private issuer, is permitted to prepare the Offer and Notice of Variation and Extension in accordance with the disclosure requirements of applicable Canadian provincial securities laws, and in accordance with applicable Canadian federal and provincial corporate and takeover offer rules.

The Offer is being made for the securities of a Canadian issuer and by a Canadian issuer that is permitted to prepare the Original Offer and Circular and this Notice of Variation and Extension in accordance with the disclosure requirements in force in Canada. CanniMed Shareholders in the United States should be aware that such requirements are different from those of the United States. The financial statements included or incorporated by reference herein have been prepared in accordance with IFRS, and may be subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of U.S. companies.

CanniMed Shareholders in the United States should be aware that the disposition of their CanniMed Shares and the acquisition of Aurora Shares by them as described herein may have tax consequences both in the United States and in Canada. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein and such CanniMed Shareholders are encouraged to consult their tax advisors. See also “Certain Canadian Federal Income Tax Considerations” and “Certain United States Federal Income Tax Considerations” in the Original Notice of Variation.

The enforcement by CanniMed Shareholders of civil liabilities under U.S. federal securities laws may be affected adversely by the fact that the Offeror is incorporated under the laws of British Columbia, Canada, and CanniMed is incorporated under the federal laws of Canada, that some or all of their respective officers and directors may be residents of a foreign country, that some or all of the experts named herein may be residents of a foreign country and that all or a substantial portion of the assets of the Offeror and CanniMed and said Persons may be located outside the United States. CanniMed Shareholders may not be able to sue the Offeror or CanniMed or their officers or directors in a foreign court for violations of the U.S. securities laws. It may be difficult to compel the Offeror or CanniMed or their respective affiliates (as defined herein) to subject themselves to a U.S. court’s judgment.

You should be aware that the Offeror may purchase securities otherwise than under the Offer, subject to compliance with applicable Canadian Securities Laws.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY U.S. STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY U.S. STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THE OFFER AND CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

In accordance with Rule 802, the Offer is not required to be extended to security holders in those states that require registration or qualification.

THESE SECURITIES HAVE NOT BEEN REGISTERED OR OTHERWISE QUALIFIED FOR OFFER AND SALE IN CERTAIN U.S. STATES WHERE HOLDERS OF CANNIMED SHARES RESIDE AND NO SUCH OFFER TO SELL OR SALE, OR SOLICITATION OF AN OFFER TO BUY MAY BE MADE IN SUCH U.S. STATES.

CERTIFICATE OF AURORA CANNABIS INC.

Dated: March 9, 2018

The foregoing, together with the Original Offer and Circular, as amended by the Notice of Change, and the Original Notice of Variation, contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it is made.

(signed) Terry Booth	(signed) Glen Ibbott
Chief Executive Officer	Chief Financial Officer

On behalf of the Board of Directors

(signed) Steve Dobler	(signed) Michael Singer
Director	Director

The Depositary and Information Agent for the Offer is:

Laurel Hill Advisory Group
70 University Avenue, Suite 1440
Toronto, ON M5J 2M4

North American Toll Free Phone:
1-877-452-7184

Outside of North America:
1-416-304-0211

Facsimile: 1-416-646-2415

E-mail: assistance@laurelhill.com

Questions and requests for assistance may be directed to the Depositary and Information
Agent at the telephone numbers and location set out above.